As filed with the Securities and Exchange Commission on February 3, 2021

Registration No. 333-211565

Registration No. 333-204563

Registration No. 333-189130

Registration No. 333-177679

Registration No. 333-174972

Registration No. 333-161212

Registration No. 333-136809

Registration No. 333-125316

Registration No. 333-116078

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO:

FORM S-8 REGISTRATION STATEMENT NO. 333-211565

FORM S-8 REGISTRATION STATEMENT NO. 333-204563

FORM S-8 REGISTRATION STATEMENT NO. 333-189130

FORM S-8 REGISTRATION STATEMENT NO. 333-177679

FORM S-8 REGISTRATION STATEMENT NO. 333-174972

FORM S-8 REGISTRATION STATEMENT NO. 333-161212

FORM S-8 REGISTRATION STATEMENT NO. 333-136809

FORM S-8 REGISTRATION STATEMENT NO. 333-125316

FORM S-8 REGISTRATION STATEMENT NO. 333-116078

UNDER

THE SECURITIES ACT OF 1933

Superior Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	72-2379388
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1001 Louisiana Street, Suite 2900 Houston, Texas	77002
(Address of Principal Executive Office)	(Zip Code)

Superior Energy Services, Inc. 2016 Incentive Award Plan

Superior Energy Services, Inc. Amended and Restated 2013 Stock Incentive Plan

Superior Energy Services, Inc. 2013 Employee Stock Purchase Plan

Superior Energy Services, Inc. 2011 Stock Incentive Plan

Superior Energy Services, Inc. 2009 Stock Incentive Plan

Superior Energy Services, Inc. 2005 Stock Incentive Plan

Superior Energy Services, Inc. 2004 Directors Restricted Stock Units Plan

Complete Production Services, Inc. 2008 Incentive Award Plan

Complete Production Services, Inc. Amended and Restated 2001 Stock Incentive Plan, as amended

Pumpco Services, Inc. 2005 Stock Incentive Plan

I.E. Miller Services, Inc. 2004 Stock Incentive Plan

Complete Energy Services, Inc. 2003 Stock Incentive Plan, as amended

(Full title of the plans)

William B. Masters

Executive Vice President, General Counsel and Secretary

Superior Energy Services, Inc.

1001 Louisiana Street, Suite 2900

Houston, Texas 77002

(Name and address of agent for service)

(713) 654-2200

(Telephone number, including area code, of agent for service)

Copies to:

Ryan J. Maierson

John M. Greer

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No.1 relates to the following Registration Statements on Form S-8 (the “Registration Statements”) filed by Superior Energy Services, Inc., a Delaware corporation (the “Registrant”):

•

Registration Statement No. 333-211565, filed with the Securities and Exchange Commission (the “SEC”) on May 24, 2016, registering an aggregate of 8,197,692 shares of the Registrant’s common stock, par value $0.001 per share, issuable under the Superior Energy Services, Inc. 2016 Incentive Award Plan;

•

Registration Statement No. 333-204563, filed with the SEC on May 29, 2015, registering an aggregate of 6,850,000 shares of the Registrant’s common stock, par value $0.001 per share, issuable under the Superior Energy Services, Inc. Amended and Restated 2013 Stock Incentive Plan;

•

Registration Statement No. 333-189130, filed with the SEC on June 6, 2013, registering an aggregate of 8,000,000 shares of the Registrant’s common stock, par value $0.001 per share, issuable under the Superior Energy Services, Inc. 2013 Stock Incentive Plan and 3,000,000 shares of the Registrant’s common stock, par value $0.001 per share, issuable under the Superior Energy Services, Inc. 2013 Employee Stock Purchase Plan;

•

Registration Statement No. 333-177679, filed with the SEC on February 2, 2012, as amended by the Post-Effective Amendment No. 1, filed with the SEC on February 7, 2012, registering up to 3,345,585 shares of Registrant’s common stock, par value $0.001 per share, issuable in connection with the upon the exercise of options and the vesting of restricted stock granted pursuant to terms of the Complete Production Services, Inc. Amended and Restated 2001 Stock Incentive Plan, as amended, the Complete Energy Services, Inc. 2003 Stock Incentive Plan, as amended, the I.E. Miller Services, Inc. 2004 Stock Incentive Plan, the Pumpco Services, Inc. 2005 Stock Incentive Plan, and the Complete Production Services, Inc. 2008 Incentive Award Plan and 5,040,948 shares of Registrant’s common stock, par value $0.001 per share, issuable in connection with assumption of shares available for future grant under the Complete Production Services, Inc. 2008 Incentive Award Plan;

•

Registration Statement No. 333-174972, filed with the SEC on June 17, 2011, registering an aggregate of 2,900,000 shares of the Registrant’s common stock, par value $0.001 per share, issuable under the Superior Energy Services, Inc. 2011 Stock Incentive Plan;

•

Registration Statement No. 333-161212, filed with the SEC on August 10, 2009, registering an aggregate of 1,550,000 shares of the Registrant’s common stock, par value $0.001 per share, issuable under the Superior Energy Services, Inc. 2009 Stock Incentive Plan;

•

Registration Statement No. 333-136809, filed with the SEC on August 22, 2006, registering an aggregate of 100,000 shares of the Registrant’s common stock, par value $0.001 per share, issuable under the Superior Energy Services, Inc. 2004 Directors Restricted Stock Units Plan;

•

Registration Statement No. 333-125316, filed with the SEC on May 27, 2005, registering an aggregate of 4,000,000 shares of the Registrant’s common stock, par value $0.001 per share, issuable under the Superior Energy Services, Inc. 2005 Stock Incentive Plan; and

•

Registration Statement No. 333-116078, filed with the SEC on June 2, 2004, registering an aggregate of 200,000 shares of the Registrant’s common stock, par value $0.001 per share, issuable under the Superior Energy Services, Inc. 2004 Directors Restricted Stock Units Plan.

On December 7, 2020, the Registrant and certain of its direct and indirect wholly-owned domestic subsidiaries (together with the Registrant, the “Debtors”) commenced voluntary cases under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas Houston Division (the “Bankruptcy Court”). On January 19, 2021, the Bankruptcy Court entered an order confirming and approving the First Amended Joint Plan of Reorganization for Superior Energy Services, Inc. and its Affiliate Debtors under Chapter 11 of the Bankruptcy Code (as amended, modified or supplemented from time to time, the “Plan”). In connection with the Plan, the Registrant has terminated any and all offerings of its securities pursuant to the Registration Statements.

In accordance with the undertaking made by the Registrant in each of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Registrant hereby terminates the effectiveness of the Registration Statements and removes from registration any and all securities registered by the Registration Statements that remain unsold on the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on this 3rd day of February, 2021. No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance upon Rule 478 under the Securities Act, as amended.

Superior Energy Services, Inc.

By:	/s/ William B. Masters
Name:	William B. Masters
Title:	Executive Vice President, General Counsel and Secretary